UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2012 (December 8, 2011)

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA		01434
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

American Superconductor Corporation (the “Company”) is filing this Amendment to its Current Report on Form 8-K filed on December 8, 2011 (the “Original Form 8-K”) in order to disclose the Company’s decision regarding how frequently the Company will include a stockholder advisory vote on the compensation of our named executive officers in light of the voting results of the Company’s Annual Meeting of Stockholders held on December 8, 2011. No other changes are being made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Company’s Annual Meeting of Stockholders held on December 8, 2011, a majority of the votes cast on Proposal 5: Advisory Vote on the Frequency of Advisory Votes on the Compensation of our Named Executive Officers, voted, on an advisory basis, to hold future advisory votes on executive compensation every three years. Based on the voting results, and consistent with the recommendation of our Board of Directors, the Company has determined that future advisory votes on executive compensation will be held every three years, until the next required advisory vote on the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: February 6, 2012	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer